As filed with the Securities and Exchange Commission on September 1, 2006.

File No. 811-04611

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-2

Registration Statement Under the Investment Company Act of 1940

Amendment No. 36

ABERDEEN ASIA-PACIFIC INCOME FUND, INC.

(Exact name of Registrant as Specified in Charter)

800 Scudders Mill Road

Plainsboro, NJ 08536

(Address of Principal Executive Offices)

Registrant's telephone number, including Area Code: (800) 522-5465

Mr. Christian Pittard

Aberdeen Asset Management Inc.

1735 Market Street, 37th Floor

Philadelphia, PA 19103

(Name and Address of Agent for Service)

Copies to:

Sander M. Bieber, Esq.

Dechert LLP

1775 I Street, NW

Washington, DC 20006

If any securities being registered on this form will be offered on a delayed or continuous basis in reliance on Rule 415 under the Securities Act of 1933, other than securities offered in connection with a dividend reinvestment plan, check the following box  [  ]

It is proposed that this filing will become effective (check appropriate box)

[  ] when declared effective pursuant to Section 8(c)

The following boxes should only be included and completed if the registrant is a registered closed-end management investment company or business development company which makes periodic repurchase offers under Rule 23c-3 under the Investment Company Act and is making this filing in accordance with Rule 486 under the Securities Act.

[X] immediately upon filing pursuant to paragraph (b)

PART C

Registrant's Certificate of Notice dated January 5, 2006, filed herewith as Exhibit (a)(21).

Registrant's Certificate of Notice dated August 14, 2006, filed herewith as Exhibit (a)(22).

Registrant's Bylaws as amended and restated as of June 7, 2006, filed herewith as Exhibit (b).

Registrant's Form of Stock Certificate for Registrant's Common Stock, filed herewith as Exhibit (d)(7)

Registrant's Dividend and Reinvestment Cash Purchase Plan, filed herewith as Exhibit (e).

Registrant's Management Agreement with Aberdeen Asset Management Asia Limited, dated March 8, 2004, filed herewith as Exhibit (g)(1).

Registrant's Investment Advisory Agreement among Aberdeen Asset Management Asia Limited and Aberdeen Asset Management Limited, dated March 8, 2004, filed herewith as Exhibit (g)(2).

Second Amendment to Custodian Contract between Registrant and State Street Bank and Trust Company, dated as of July 8, 2005, filed herewith as Exhibit (j)(5).

Registrant's Administration Agreement with Aberdeen Asset Management Inc., dated September 30, 2004, filed herewith as Exhibit (k)(18).

Sub-Administration Agreement between Aberdeen Asset Management Inc. and Princeton Administrators, L.P., dated September 30, 2004, filed herewith as Exhibit (k)(19).

Registrant's Stock Transfer Agency Agreement with The Bank of New York, dated July 19, 2004, filed herewith as Exhibit (k)(20).

Amendment to Registrant's Stock Transfer Agency Agreement with The Bank of New York, dated November 10, 2004, filed herewith as Exhibit (k)(21).

Form ADV, Non-Resident Investment Adviser Execution Page for Registrant's Investment Manager, filed herewith as Exhibit (m)(1).

Form ADV, Non-Resident Investment Adviser Execution Page for Registrant's Investment Adviser, filed herewith as Exhibit (m)(2).

Code of Ethics for Registrant, filed herewith as Exhibit (r)(1).

Code of Ethics for Investment Manager and Investment Adviser, filed herewith as Exhibit (r)(2).

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 36 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on the 1st day of September, 2006.

ABERDEEN ASIA-PACIFIC INCOME FUND, INC.

*
Martin J. Gilbert
President and Director

By:	/s/ Victoria M. Szybillo
Victoria M. Szybillo
as Attorney-in-Fact for Martin J. Gilbert

* Pursuant to a power of attorney filed herewith.

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints Sander M. Bieber, David J. Harris, Wendy Fox, Jennifer O. Epstein and Victoria M. Szybillo and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place, and stead, in any and all capacities, to sign any and all registration statements, exemptive applications, no-action letter requests and other regulatory filings made applicable to ABERDEEN ASIA-PACIFIC INCOME FUND, INC. (the "Fund"), and any amendments, exhibits, or supplements thereto, and to file and/or withdraw the same, with all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.

Name	Title	Date

/s/ Martin J. Gilbert Martin J. Gilbert	President and Director	June 8, 2005

/s/Christian Pittard Christian Pittard	Assistant Secretary and Principal Financial and Accounting Officer	June 8, 2005

/s/ Anthony E. Aaronson Anthony E. Aaronson	Director	June 8, 2005

/s/ David L. Elsum David L. Elsum	Director	June 8, 2005

/s/ P. Gerald Malone P. Gerald Malone	Director	June 8, 2005

/s/ Neville J. Miles Neville J. Miles	Director	June 8, 2005

/s/ William J. Potter Willam J. Potter	Director	June 8, 2005

/s/ Peter D. Sacks Peter D. Sacks	Director	June 8, 2005

/s/ Anton E. Schrafl Anton E. Schrafl	Director	June 8, 2005

/s/ John T. Sheehy John T. Sheehy	Director	June 8, 2005

/s/ Brian M. Sherman Brian M. Sherman	Director	June 27, 2005

EXHIBIT INDEX
Exhibit	Description
(a)(21)	Registrant's Certificate of Notice dated January 5, 2006
(a)(22)	Registrant's Certificate of Notice dated August 14, 2006
(b)	Registrant's Bylaws as amended and restated as of June 7, 2006.
(d)(7)	Registrant's Form of Stock Certificate for Registrant's Common Stock
(e)	Registrant's Dividend and Reinvestment Cash Purchase Plan.
(g)(1)	Registrant's Management Agreement with Aberdeen Asset Management Asia Limited, dated March 8, 2004.
(g)(2)	Registrant's Investment Advisory Agreement among Aberdeen Asset Management Asia Limited and Aberdeen Asset Management Limited, dated March 8, 2004.
(j)(5)	Second Amendment to Custodian Contract between Registrant and State Street Bank and Trust Company, dated as of July 8, 2005.
(k)(18)	Registrant's Administration Agreement with Aberdeen Asset Management Inc., dated September 30, 2004.
(k)(19)	Sub-Administration Agreement between Aberdeen Asset Management Inc. and Princeton Administrators, L.P., dated September 30, 2004.
(k)(20)	Registrant's Stock Transfer Agency Agreement with The Bank of New York, dated July 19, 2004.
(k)(21)	Amendment to Registrant's Stock Transfer Agency Agreement with The Bank of New York, dated November 10, 2004.
(m)(1)	Form ADV, Non-Resident Investment Adviser Execution Page for Registrant's Investment Manager.
(m)(2)	Form ADV, Non-Resident Investment Adviser Execution Page for Registrant's Investment Adviser.
(r)(1)	Code of Ethics for Registrant.
(r)(2)	Code of Ethics for Investment Manager and Investment Adviser.